                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "AGREEMENT") is entered into as of December 17, 1998 among Cole National Corporation, a Delaware corporation ("PARENT"), Cole National Group, Inc., a Delaware corporation ("CNG"), Cole Vision Corporation, a Delaware corporation ("COLE VISION"), Pearle, Inc., a Delaware Corporation ("PEARLE"), Things Remembered, Inc., a Delaware corporation ("THINGS REMEMBERED") (collectively, CNG, Cole Vision, Pearle and Things Remembered are the "SUBSIDIARIES"), and Jeffrey A. Cole, an individual residing in the State of Ohio ("COLE").

                  PRELIMINARY STATEMENTS:

                  A. Cole is currently serving as an employee of Cole Vision and Things Remembered pursuant to an Employment Agreement dated April 1, 1996 among Cole, the Parent and the Subsidiaries (the "EMPLOYMENT Agreement"), and presently is the Chairman and Chief Executive Officer of the Parent and Chairman of the Board of each of the Subsidiaries.

                  B. The parties desire to provide for the eventual transition of Mr. Cole from his present positions to retirement.

                  C. Cole and the parties desire to terminate the Employment Agreement and to enter into a new agreement providing for the employment of Cole with the Subsidiaries.

                  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  AGREEMENT:

                  1. EMPLOYMENT. Each of the Subsidiaries hereby employs Cole, and Cole hereby accepts employment with each of the Subsidiaries, on the terms and conditions set forth in this Agreement.

                  2. TERM. (a) The term (the "TERM") of Cole's employment under this Agreement will be for three (3) years commencing on the date of this Agreement (the "EFFECTIVE DATE") and ending on its third anniversary; PROVIDED, HOWEVER, that on the first anniversary of the Effective Date and on each succeeding anniversary of the Effective Date until and including the anniversary that falls in the year in which Cole turns 65 years of age, the Term will be automatically extended by an additional year, unless 60 days prior to any such succeeding anniversary either Cole or the Subsidiaries has given the other written notice to the contrary (which notice is not rescinded before such anniversary date) or this Agreement has otherwise been terminated as provided in this Agreement.

                  (b) Cole's services to the Subsidiaries under this Agreement will not be terminated by Cole or any of the Subsidiaries (while such entity remains a subsidiary of Parent) unless such termination is with respect to his services to all of the Subsidiaries.

                  3. POSITIONS AND DUTIES. (a) Cole will serve in such offices or positions to which he is elected or appointed by the Board of Directors of each of the Subsidiaries and the Parent. Cole initially will serve as Chairman of the Board of Directors of each of the Subsidiaries and of Parent and as Chief Executive Officer of CNG and Parent. Cole's service as an officer or director of the Parent and of any of the direct or indirect, wholly or partially owned subsidiaries of the Parent or of any of the Subsidiaries, will be encompassed within any reference made in this Agreement to employment with the Subsidiaries.

                  (b) Cole will, subject to the powers and authority reserved in or by the Board of Directors of the Parent and of the respective Subsidiaries, have the authority and responsibility customarily attending each corporate office held by him pursuant to Section 3(a). In addition, Cole will hold such other offices in and perform such other executive and administrative duties for the Parent as he and the Board of Directors of Parent agree are appropriate. Cole shall devote his principal time, energy, and attention, consistent with past practices, to the affairs and operations of the Parent and the Subsidiaries, but may engage in any unrelated business and activities that are not prohibited by Section 8 of this Agreement.

                  4.  COMPENSATION.  During the Term:

                  (a) SALARY. The Subsidiaries shall pay Cole an aggregate annual base salary (from all of the Subsidiaries combined) not less than his current aggregate base salary of $725,000, subject to such increases that the Board of Directors of each of the Subsidiaries, with the concurrence of the Board of Directors of the Parent, may grant to him as a result of merit, performance, inflation or otherwise.

                  (b) BONUS. Cole will receive bonuses from time to time in accordance with the existing bonus programs for senior management of the Subsidiaries or Parent or any future bonus programs adopted for senior management of the Subsidiaries or Parent. Cole will participate in such programs at a level to be fixed from time to time by either (a) the Board of Directors of each of the Subsidiaries, with the concurrence of the Board of Directors or appropriate compensation committee of the Board of Directors of the Parent, or
(b) the Board of Directors or appropriate compensation committee of the Board of Directors of the Parent. Such participation may be more favorable but will in no event be less favorable than the participation of any other similarly situated participant. In the event that Cole would be eligible to participate in more than one bonus program for a particular year, Cole will participate in each such program to the extent of his allocable salary with respect to such Subsidiary.

                  (c) EXPENSES AND ALLOWANCES. Cole is authorized, in carrying out his responsibilities and duties under this Agreement, to incur reasonable business expenses for the benefit of the Subsidiaries, including business expenses for transportation, entertainment, travel, lodging, club memberships and expenses and similar items, all of comparable types and at comparable levels to those he has previously incurred in his employment with the Subsidiaries.

Cole will be provided with a current model automobile, of comparable style and quality to that which has previously been provided to him in his employment with the Subsidiaries. All such expenses referred to above will either be paid directly by the Subsidiaries or the Subsidiaries shall promptly reimburse Cole for expenditures upon the submission, from time to time, of itemized accountings for such expenditures. To the extent such expenses and allowances are not attributable to duties performed on behalf of a single Subsidiary, such expenses and allowance are to be allocated among the Subsidiaries on the basis described in Section 10. Cole will also be permitted to make personal use of the corporate aircraft consistent with current practice to the extent one is available and not otherwise required for corporate business. Parent shall also reimburse Cole for up to $15,000 per year for personal tax, estate and financial planning.

                  (d) VACATIONS. Cole will be entitled to 5 weeks of vacation in each calendar year or such greater amount of vacation as may be permitted under the employment policies of the Subsidiaries in effect from time to time; PROVIDED, HOWEVER, that the Subsidiaries will not be obligated to provide, and Cole will not be entitled to receive, in the aggregate, more vacation time than that permitted under the most permissive employment policy of any of the Subsidiaries in effect from time to time.

                  (e) INSURANCE AND EMPLOYEE BENEFIT PLANS. Cole will be entitled to have group term and other term life insurance maintained on his life by the Subsidiaries, the beneficiary of which Cole will be allowed to designate, at least in such amounts as are currently maintained on his life on the Effective Date. Such life insurance policy, or any successor policy or policies thereto, will not be terminated by the Subsidiaries without first offering Cole the right to purchase the same at the cash surrender value thereof, if any. Cole will also be entitled to participate in any of the employee compensation and pension and welfare benefit plans and arrangements in which senior management or executive employees of the Subsidiaries participate from time to time (including without limitation, retirement plans and supplemental arrangements; sick pay plans and medical expense and medical reimbursement plans; disability benefit and accident insurance plans; and employee discount and loan programs, employee savings and investment plans and stock ownership plans (collectively, the "EMPLOYEE PLANS")), as the same may be modified, supplemented or replaced without material reduction in total value of the benefits to Cole. Cole will participate in such Employee Plans at a level to be fixed from time to time by the Board of Directors of each of the Subsidiaries, with the concurrence of the Board of Directors of the Parent; such participation may be more favorable but shall in no event be less favorable than the participation of any other similarly situated participant. It is the Parent's current intention to obtain (prior to June 30, 1999) collateral assignment split-dollar life insurance in the amount of $4 million for Cole. When such split-dollar insurance has been put into place, the obligation to maintain separate group term and other term life insurance will terminate.

                  5. DEATH OR DISABILITY DURING EMPLOYMENT. (a) If Cole dies or is disabled during the term of this Agreement, the Subsidiaries shall pay to Cole, in lieu of the compensation described in Section 4(a) and 4(b) of this Agreement, in case of his disability, or to the beneficiary or beneficiaries designated by Cole in case of his death, or if Cole is legally incompetent or no such designation of death beneficiary has been made, then to Cole's personal representative, an amount (from all of the Subsidiaries combined), equal to the greater of (i) the aggregate compensation that would otherwise be payable to Cole pursuant to
Section 4(a) and 4(b) of this Agreement for the full fiscal year in which his death or disability occurred as if Cole were not dead or disabled, his employment continued for the full fiscal year and his bonus were an amount equal to the average of Cole's bonus for the five (5) consecutive fiscal years preceding the fiscal year in which his death or disability occurred, or (ii) the product of (A) seventy-five percent (75) of the amount determined pursuant to clause (i) immediately preceding and (B) the number of years from the first day of the month in which this death or disability occurs through the date of termination of the remaining Term (the "TERMINATION DATE") (for which it will be assumed that the automatic extension of the Agreement under Section 2(a) of this Agreement will be discontinued upon such death or disability, if such automatic extension has not already discontinued pursuant to Section 2(a)), prorated on the basis of a 360 day year for partial years. The amount so determined will be paid in equal monthly installments commencing in the month in which Cole's death or disability occurs through the earlier of the Termination Date or the cessation of his disability. The obligations of the Subsidiaries under this
Section 5(a) are to be offset by and reduced to the extent of any other corresponding death or disability benefits (excluding life insurance), if any, that the Parent or the Subsidiaries, or any of them, provide at their expense to Cole under benefit plans or arrangements in place at the time of his death or disability. Cole is entitled to receive, in the aggregate, the greater of (x) the benefits specified in this Section 5(a) excluding any such offset or (y) the benefits to which he would otherwise be entitled under other benefit plans or arrangements.

                  (b) For the purpose of this Agreement, Cole will be considered disabled only when and if (i) he is adjudicated legally incompetent by a court of competent jurisdiction, or (ii) (A) a physician selected by Cole or his legal guardian and reasonably satisfactory to the Board of Directors of the Parent certifies that Cole suffers from a physical or mental disability; and (B) as a result of such disability the Board of Directors of the Parent, in the exercise of its reasonable judgment based on such physician's report, determines that Cole is unable to perform his duties under this Agreement for at least ninety
(90) days out of a one hundred twenty (120) successive day period. For the purpose of determining whether he is disabled, Cole agrees that, if requested by Parent, he will submit to a physical examination not more frequently than once every year during the Term by a physician mutually acceptable to Cole and the Board of Directors of the Parent, the costs of such examination to be paid by the Subsidiaries.

                  (c) In the event of Cole's disability during the term of this Agreement, he will (i) continue to be treated as an active employee for purposes of those Employee Plans that provide life insurance and medical insurance, and will be entitled to continue participation in such Employee Plans at levels and costs to him that are at least as favorable as those provided to other active senior management or executive employees (other than any executive officers who are named or employed, at any time following the commencement of Cole's disability, to fill positions with the Subsidiaries of substantially equivalent rank as the positions held by Cole immediately prior to the commencement of his disability) and, in any case, that are no less favorable than the levels and costs provided to Cole at the commencement of such disability; (ii) continue to receive all the benefits and allowances provided in Section 4(c); and (iii) continue to accrue benefit and vesting service under the Cole National Corporation Retirement Plan and any supplemental retirement or supplemental pension plan (the "RETIREMENT PLANS"), in either case, until the earlier of the Termination Date or the cessation of his disability. With respect to the benefits described in clause (iii) above, the Subsidiaries shall provide Cole with a benefit equal to the difference between (x) the benefit he would otherwise have accrued under the Retirement Plans if such additional service were actually credited to him under the Retirement Plans (assuming for this purpose that the compensation earned by Cole in the year prior to his disability), and (y) the benefit he actually accrues under the Retirement Plans for the period of his disability. Such benefit is to be provided from the Subsidiaries' general assets.

                  (d) In the event of Cole's death during the Term, the Subsidiaries shall continue to provide Cole's eligible dependents with coverage under those Employee Plans, if any, that then provide medical insurance at levels and costs to such dependents that are no less favorable than the levels and costs provided to such dependents at Cole's death for the period from Cole's date of death until the date on which Cole would have attained age 65; PROVIDED, HOWEVER, that the Subsidiaries will not be required to expend amounts for such benefits in any year (expressed in terms of premium costs to the Subsidiaries) in excess of the annual cost of such benefits at the time of Cole's death increased over time by annual adjustments equal to the change in the Consumer Price Index (or any replacement index) as published from time to time by the United States government.

                  6. OTHER TERMINATION. (a) Upon the termination of Cole's employment with the Subsidiaries except:

                     (i) a termination by reason of his death or disability as provided in Section 5; or

                     (ii) his voluntary resignation (other than (x) a voluntary resignation that occurs following Constructive Termination, or (y) such resignation tendered pursuant to Section 6(c)); or

                     (iii) the expiration of the Term; or

                     (iv) termination "for cause";

the Subsidiaries shall pay Cole at the time of such termination, in a lump sum, an amount equal to the sum of:

                     (A) three times (3x) Cole's aggregate annual base salary as in effect under Section 4(a) at the time of such termination, plus

                     (B) three times (3x) an amount equal to the average of Cole's bonus for the five (5) fiscal years preceding the fiscal year of such termination (the "TERMINATION PAYMENT"), plus

                     (C) the average of Cole's bonus for the five (5) consecutive fiscal years preceding the fiscal year of such termination prorated for the months in the current fiscal year prior to the termination.

                     If such termination is "for cause," nothing will be payable pursuant to this Section 6(a). For purposes of this Agreement, Cole's termination will be "for cause" only if there is a final, non-appealable order in a proceeding before a court of competent jurisdiction or a final order in an administrative proceeding before the Securities and Exchange Commission (a "PROCEEDING") finding that Cole (i) committed any willful misconduct, fraud or criminal activity (excluding traffic violations or other minor offenses) which commission is materially inimical to the interests of any of the Subsidiaries or the Parent, whether for his personal benefit or in connection with his duties for the Parent or the Subsidiaries or
(ii) intentionally or knowingly violated any antifraud provision of the federal or state securities laws ("ADVERSE FINAL ORDER"). Cole's employment under this Agreement may be terminated immediately by the Board of Directors of each of the Subsidiaries if such Boards reasonably believe that Cole has committed any of the acts referred to in the previous sentence, PROVIDED THAT if Cole's termination is alleged by the Subsidiaries to be for cause, the Subsidiaries shall deposit, at the time of such termination, the amount otherwise payable to Cole if said termination were not for cause, with an escrow agent reasonably satisfactory to Cole and the Subsidiaries. Such amount is to be invested from time to time in 90 day U.S. Treasury obligations or such other investments as Cole and the Subsidiaries mutually may approve. The principal amount, plus interest earned thereon, will be distributed by the escrow agent to the Subsidiaries if an Adverse Final Order is entered, or to Cole on the earlier of
(i) the time when there has been entered in a Proceeding a final, non-appealable order on the merits of the matter, which is not an Adverse Final Order or, (ii) the expiration of sixty (60) days after Cole's termination if, at the end of such period, there is not pending any Proceeding and no Adverse Final Order has been entered. The fees of the escrow agent will be paid by Cole if an Adverse Final Order is entered and otherwise by the Subsidiaries. Cole and the Subsidiaries shall provide the escrow agent with customary indemnities and shall jointly execute and deliver customary and reasonable escrow instructions.

                  (b) Upon the expiration of the Term and other termination of Cole's employment without cause other than

                      (i) a termination by reason of his death as provided in Section 5 or

                      (ii) his voluntary resignation (other than (x) a voluntary resignation that occurs following Constructive Termination, or (y) such resignation tendered pursuant to Section 6(c)),

the Subsidiaries shall, for the period from the expiration of the Term or other termination of Cole's employment without cause until his death:

                      (A) continue to provide Cole and his eligible dependents with coverage under those Employee Plans that provide life insurance, medical insurance, medical expense and reimbursement at levels and costs to the beneficiary that are no less favorable than the levels and costs provided to Cole immediately prior to the time of his termination of employment under this Agreement; PROVIDED, HOWEVER, that the Subsidiaries will not be required to expend amounts for such benefits in any year in excess of the annual cost of such benefits at the time of such termination increased over time by annual adjustments equal to the change in the Consumer Price Index (or any replacement index) as published from time to time by the United States government, and

                      (B) provide Cole with an office at the headquarters of Parent, comparable to his office at the time of his termination, for his use, and provide Cole with secretarial services substantially equivalent to those provided to him prior to termination, and

                      (C) provide Cole with continuing financial, estate and tax consulting services in an amount not to exceed $15,000 per year; and

                      (D) provide Cole with title to the automobile then provided to him under the Subsidiaries' automobile leasing program; and

                      (E) for the period from Cole's termination of employment to the earlier of his death or the occurrence of a change of control, provide Cole with continuing access to the corporate aircraft, if any, for personal use for a maximum of 50 flight hours per year and otherwise on a basis consistent with the policy applicable to him prior to his termination of employment.

                      (F) Notwithstanding the foregoing provisions of this
Section 6(b), upon the expiration of the Term or other termination of employment without cause other than

                      (i) a termination by reason of his death as provided in Section 5 or

                      (ii) his voluntary resignation (other than (x) a voluntary resignation that occurs following Constructive Termination, or (y) such resignation tendered pursuant to Section 6(c)),

Cole may elect at any time, by written notice to the Subsidiaries, to receive in lieu of the benefits to be provided under (A), (B), (C), (D) and (E) of this
Section 6(b), a lump sum payment from the Subsidiaries in an amount equal to the then present value of the benefits to be provided to Cole and his eligible dependents under (A), (B), (C) and (E) of this Section 6(b). The foregoing sum shall be referred to as the "Benefit Payment".

For purposes of this Section 6(b)(F), present value and life expectancy for purposes of determining the Benefit Payment shall be determined using the mortality tables and interest rates used on the date hereof under the Parent's qualified defined benefit retirement plan, and such other factors as may be determined by the actuary providing services with respect to such Plan on such date, or such other actuary as may be selected by Cole and reasonably satisfactory to the Subsidiaries.

                     (c) In the event of a "CHANGE OF CONTROL," which will be deemed to have taken place upon the occurrence of any of the following:

                        (i) the Parent merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are owned in the aggregate by the former stockholders of the Parent immediately prior to such transaction;

                        (ii) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Parent are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Parent immediately prior to such transaction or series of transactions;

                        (iii) A person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date of this Agreement) of the Securities Exchange Act of 1934, become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more of the voting power of the then outstanding voting securities of the Parent or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Parent; PROVIDED, HOWEVER, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Parent; (x) any employee benefit plan of the Parent or any Subsidiary; or (y) any person or group of which employees of the Parent or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Parent determines that such person or group is making a "hostile acquisition;" or (z) any person or group of which Cole is an affiliate; or

                        (iv) a majority of the members of the Board of Directors of the Parent or of any Subsidiary are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Board of Directors of the Parent or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Parent or, with respect to a Subsidiary, of such Subsidiary on the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election;

Cole may terminate his employment with the Subsidiaries for any reason, or without reason, during the ninety (90) day period commencing six (6) months after such change of control, on which termination the Subsidiaries shall pay Cole, in a lump sum, the sum of the Termination Payment, plus at the election of Cole, to be made as provided in Section 6(b)(F), the Benefit Payment.

                  (d) The provisions of this Section 6 are in lieu of and not in addition to, any benefits Cole would otherwise be entitled to receive under any severance policy in effect or hereafter adopted by the Subsidiaries unless such Employee Plan or policy specifically provides otherwise.

                  (e) As used in this Agreement, "Constructive Termination" means either

                      (i) a substantial, nonconsensual adverse change in Cole's employment duties (which will, however, not include the relinquishment of Cole's status as Chief Executive Officer if he remains the Chairman of the Board of the Parent), or

                      (ii) the moving of the Parent's executive headquarters more than 50 miles from its present location without Cole's consent.

                  (f) Following Cole's termination of employment, if a change of control occurs, and if Cole is then receiving the benefits and payments provided for in Section 6(b)(A), (B), (C), (D), and (E), Cole may elect, in the manner specified in Section 6(b)(F), the Benefit Payment.

                  7. EXCISE TAX GROSS-UP. (a) In the event that it is determined (as provided in this Agreement) that any payment or distribution by the Subsidiaries pursuant to or for the benefit of Cole pursuant to the terms of this Agreement or otherwise (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 (or any successor thereto) of the Internal Revenue Code of 1986, as amended (the "CODE"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "EXCISE TAX"), then Cole will be entitled to receive an additional payment or payments (collectively, a "GROSS-UP PAYMENT"). The Gross-Up Payment will be in an amount such that, after payment by Cole of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment equal to the Excise Tax, Cole retains a portion of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  (b) Subject to the provisions of Section 7(e), all determinations required to be made under this Section 7, including whether an Excise Tax is payable by Cole and the amount of such Excise Tax, and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made be a nationally recognized firm of certified public accountants (the "ACCOUNTING FIRM") selected by Cole and approved by the Parent (such approval not to be unreasonably withheld). Cole shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Subsidiaries and Cole within 15 calendar days after the effective date of Cole's termination of employment, if applicable, or such earlier time or times as may be requested by the Subsidiaries or Cole. If the Accounting Firm determines that any Excise

Tax is payable by Cole, the Subsidiaries shall pay the required Gross-Up Payment to Cole within five business days after receipt of the aforesaid determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Cole, it shall, at the same time as it makes such determination, furnish Cole with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment to be paid by the Subsidiaries within such 15 calendar-day period will be binding upon the Subsidiaries and Cole. As a result of the uncertainty in the application of Section 4999 (or any successor thereto) of the Code at the time of the initial determination by the Accounting Firm under this Agreement, it is possible that Gross-Up Payment that will not have been made by the Subsidiaries should have been made ("UNDERPAYMENT"), or that Gross-Up Payments will be made that are subsequently refunded as overpayments of the amounts actually due ("OVERPAYMENTS"), consistent with the calculations required to be made under this Agreement. In the event that the Subsidiaries exhaust their remedies pursuant to Section 7(e) and Cole thereafter is required to make payment of any excise Tax, Cole shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Subsidiaries and Cole as promptly as possible. Any such Underpayment shall be promptly paid by the Subsidiaries to or for the benefit of Cole within three calendar days after receipt of such determination and calculations. In the event that Cole receives any refund of an Overpayment for which he has previously been reimbursed by the Subsidiaries, Cole shall promptly pay an amount equal to the amount of such refund to the Subsidiaries within three calendar days after receipt of such determination and calculations.

                  (c) The Subsidiaries and Cole shall each cooperate with the Accounting Firm in connection with the preparation and issuance of the determination provided for in Section 7(b). Such cooperation will include, without limitation, providing the Accounting Firm access to and copies of any books, records and documents in the possession of the Subsidiaries or Cole, as the case may be, that are reasonably requested by the Accounting Firm. Cole will provide the Subsidiaries and the Accounting Firm, copies of portions of such returns, other filings or correspondence relating to the payment of any Excise Tax as the Subsidiaries and the Accounting Firm may reasonably request.

                  (d) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations provided for in
Section 7(b) shall be paid by Cole. The Subsidiaries shall reimburse Cole for his payment of such costs and expenses within five business days after receipt from Cole of a statement therefor and evidence of his payment thereof.

                  (e) Cole shall notify the Subsidiaries in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Subsidiaries of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after Cole receives notice of such claim and shall apprise the Subsidiaries of the nature of such claim and the date on which such claim is requested to be paid. Cole shall not pay such claim prior to the earlier of (i) the expiration of the 30 calendar-day period following the date on which he gives such notice to the Subsidiaries or (ii) the date that any payment of taxes with respect to such claim is due. If the Subsidiaries notify Cole in writing prior to the expiration of such period that they desire to contest such claim Cole shall:

                  (i) give the Subsidiaries any information reasonably requested by the Subsidiaries relating to such claim;

                  (ii) take such action in connection with contesting such claim as the Subsidiaries reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Subsidiaries;

                  (iii) cooperate with the Subsidiaries in good faith in order effectively to contest such claim; and

                  (iv) permit the Subsidiaries to participate in any proceeding relating to such claim;

PROVIDED, HOWEVER, that the Subsidiaries shall bear and pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest) and shall indemnify and hold Cole harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 7(e), the Subsidiaries will control all proceedings taken in connection with such contest and, at their sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conference with the taxing authority in respect of such claim (but Cole may participate therein at his own cost and expense) and may, at their sole option, either direct Cole to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Cole agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Subsidiaries determine; PROVIDED, HOWEVER, that if the Subsidiaries direct Cole to pay the tax claimed and sue for a refund, the Subsidiaries shall advance the amount of such payment to Cole on an interest-free basis and shall indemnify and hold Cole harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and FURTHER PROVIDED that any extension of the statute of limitations relating to payment of taxes for the taxable year of Cole with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Susidiaries' control of such contest will be limited to issues with respect to which a Gross-Up Payment would be payable under this Agreement, and Cole will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (f) If, after the receipt by Cole of an amount advanced by the Subsidiaries pursuant to Section 7(e), Cole receives any refund with respect to such claim, Cole shall (subject to the Subsidiaries' complying with the requirements of Section 7(e)) promptly pay to the Subsidiaries the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Cole of any amount advanced by the Subsidiaries pursuant to Section 7(e), a determination is made that Cole is not entitled to any refund with respect to such claim and the Subsidiaries do not notify Cole in writing of their intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  8. (a) CONFIDENTIALITY. During the Term and at any time thereafter, Cole shall not disclose, furnish, disseminate, make available, or, except in the ordinary course of performing his duties on behalf of the Subsidiaries or the Parent, use any trade secrets or confidential business and technical information of the Subsidiaries, the Parent, any direct or indirect, wholly or partially owned subsidiaries of the Parent or any of the Subsidiaries, or customers of any of the Subsidiaries, without limitation as to when it was acquired by him or whether it was compiled or obtained by or furnished to him while he was employed by the Subsidiaries. Such trade secrets and confidential business and technical information are considered to include, without limitation, the vendor lists, vendor terms and programs, merchandise costs, financial statistics, research data, or any other statistics and plans contained in monthly and annual review books, profit plans, capital plans, critical issues, annual plans, strategic plans, or merchandising, marketing, real estate, or store operations plans. Cole specifically acknowledges that all such information, whether reduced to writing or maintained in his mind or memory and whether compiled by the Subsidiaries and/or the Parent and/or him, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Subsidiaries or the Parent to maintain the secrecy of such information, that such information is and will remain the sole property of the Subsidiaries or the Parent and that any retention and use of such information during or after the termination of his employment relationship with the Subsidiaries or the Parent (except in the course of performing his duties) under this Agreement will constitute a misappropriation of the trade secrets of the Subsidiaries on the Parent; PROVIDED, HOWEVER, that his restriction will not apply to information which is in the public domain or otherwise made public by other through no fault of Cole, or as may be required by law.

                  (b) NON-COMPETITION. Except as may otherwise be approved in advance by the Parent's Board of Directors, during the Term and for the period during which he receives consulting fees pursuant to Section 9(a), and for a period of three (3) years after the termination of his employment either for cause or by his voluntary resignation, Cole shall not compete, directly or indirectly with any of the Subsidiaries or the Parent. Without limiting the generally of the foregoing, Cole shall not:

                      (i) enter into or engage in any business which competes with business of any of the Subsidiaries or the Parent;

                      (ii) solicit customers, business, patronage, or orders for, or sell, any products in competition with, or for any business that competes with, the business of any of the Subsidiaries or the Parent; or

                      (iii) divert, entice, or otherwise take away any customers, business, patronage or orders of any of the Subsidiaries or the Parent or attempt to do so; or

                      (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation, or any other entity engaged in any business which he competes with the business of any of the Subsidiaries or the Parent.

For the purposes of this Section 8(b), Cole understands, acknowledges and agrees that he will be competing if he engages in any or all of the activities set forth in this Section 8(b) directly as an individual for his own account, or indirectly as a partner, joint venture, employee, agent, salesman, consultant, officer and/or director of any firm, association, corporation, or other entity, or as a stockholder of any corporation in which he owns, directly or indirectly, individually or in the aggregate, more than one percent (1%) of the outstanding stock.

                  (c) NON-SOLICITATION. During the Term and for the period during which he receives consulting fees pursuant to Section 9(a), and for a period of three (3) years after the termination of his employment either for cause or by his voluntary resignation, Cole shall not directly or indirectly solicit or induce or attempt to solicit or induce any employee(s) or any sales representative(s), agent(s) or consultant(s) of any of the Subsidiaries, the Parent or any direct or indirect, wholly or partially owned subsidiaries of the Parent or any of the Subsidiaries to terminate their employment, representation or other association with such entity.

                  (d) COOPERATION AND ASSISTANCE. During the Term and thereafter, Cole will provide reasonable cooperation to the Parent and the Subsidiaries in litigation and regulatory matters that relate to events that occurred during his periods of employment with the Parent, the Subsidiaries and its or their predecessors, and will provide reasonable assistance to the Parent and the Subsidiaries with matters relating to their corporate history from the periods of his employment with them or their predecessors. Cole will be entitled to reasonable additional compensation and reimbursement of reasonable costs and expenses relating to any such cooperation or assistance that occurs following the Term.

                  (e) REMEDIES. Cole expressly acknowledges and agrees that the remedy at law for any breach by him of his obligations under this Section 8 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, he acknowledges and agrees that upon his violation of any obligation in this Section 8, the Subsidiaries and/or Parent will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach without the necessity of proof of actual damage. Nothing in this Agreement will be deemed to limit the remedies of the Subsidiaries or the Parent at law or in equity for any breach by Cole of any of the obligations in this Section 8 that may be pursued or availed of by the Subsidiaries or the Parent.

                  9. POST-RETIREMENT CONSULTING SERVICES. Upon expiration of the Term or if Cole voluntarily resigns from all offices and positions he holds at such time with Parent and Subsidiaries (other than (x) a voluntary resignation that occurs following Constructive Termination, or (y) if such resignation is tendered pursuant to Section 6(c)), Cole will provide consulting services to the Parent and the Subsidiaries upon the following terms and provisions:

                  (a) until the earlier of Cole's death or the tenth anniversary of Cole's termination of employment (but in no event after the date on which he turns 75), the Subsidiaries shall pay Cole a consulting fee of at least $150,000 per year for the first three (3) years; $100,000 for the next four (4) years, and $75, 000 for the next three (3) years of such consulting period whether or not they use Cole's services pursuant to Section 9(b); and

                  (b) Cole shall make himself available to provide such reasonable consulting services as are agreed upon at the time of such resignation or the expiration of the Term, but not more than 30 days per year, such services to be provided upon reasonable notice and with all travel and other legitimate business expenses to be reimbursed.; and

                  (c)      Such other terms and conditions as may be agreed.

If, after Cole becomes a consultant under this Section 9, there is a change of control as defined in Section 6(c), the obligations of Parent and Subsidiary for the remaining term of the consulting arrangement under this Section 9 will accelerate and will be paid immediately to Cole in a lump sum, and Cole's obligations under this Section 9 will terminate.

                  10. DIVISION OF OBLIGATIONS. (a) Subject to Sections 10(b) and 10(c), the performance of the obligations of the Subsidiaries to Cole under this Agreement is allocated among the Subsidiaries as follows:

                  (b) In the event that any of the Subsidiaries ceases to be a direct or indirect subsidiary of the Parent, such Subsidiary will thereupon be relieved of any obligations under this Agreement and the performance of the Subsidiaries' obligations to Cole under this Agreement will be reallocated, without reducing the amount of aggregated compensation or benefits payable under this Agreement, by the Board of Directors of the Parent; PROVIDED, HOWEVER, that in the event that both Cole Vision and Things Remembered cease to be direct or indirect subsidiaries of the Parent, provision will be made, immediately prior to such event, by such subsidiaries or by the Parent, to provide Cole with financial assurances (which may include the establishment of an escrow or trust fund, or the provision of letters of credit from financial institutions reasonably to Cole) on terms reasonably acceptable to Cole for the fulfillment of the monetary obligations of the Subsidiaries under this Agreement. Except for such financial assurances, nothing in this Section 10 is to be construed as restricting the Parents' right to dispose of its interests in the Subsidiaries (except as may be provided in other agreements with Cole).

                  (c) With respect to any obligations of the Subsidiaries not expressed directly in monetary terms, including, without limitation, those described in Sections 4(c), 4(e), 5 and 6(b), each of the Subsidiaries shall bear its proportionate percentage as provided in Sections 10(a) or 10(b), as applicable.

                  (d) CNG hereby guarantees the performance by each of the Subsidiaries of its obligations under this Agreement.

                  (e) Each of the obligations incurred under this Agreement by the Subsidiaries will be borne PRO RATA by each Subsidiary in its proportionate share as provided in this Section 10, and each of the Subsidiaries will be entitled to contributions from the other Subsidiaries for any amounts paid in connection with any of the obligations in excess of such Subsidiary's respective proportionate share. This Section 10(e) is intended only to define the relative rights of the Subsidiaries, and nothing set forth in this Section 10(e) is intended to or will impair the obligations of the Subsidiaries to pay to Cole amounts in connection with the obligations as and when the same become due and payable under this Agreement in accordance with the terms of this Agreement.

                  (f) In the event that all of the Subsidiaries cease to be direct or indirect subsidiaries of the Parent, the obligations of the Subsidiaries to provide continuing health insurance and life insurance benefits pursuant to any section of the Agreement must be satisfied by delivery to Cole of any annuity in an amount and with terms reasonably acceptable to Cole (or his dependents or legal guardian, as applicable) and to the Board of Directors of the Parent.

                  11. TERMINATION OF EXISTING AGREEMENT. Immediately upon the effectiveness of this Agreement, the Employment Agreement shall terminate. Such termination shall not (a) prejudice any rights Cole many have under such Employment

Agreement relating to obligations to have been performed by the Parent or the Subsidiaries prior to the date of this Agreement and (b) cause Cole to receive or become eligible for any additional payments or rights that might otherwise be triggered by a termination of the Employment Agreement or the termination of Cole's employment under this Agreement.

                  12. CHARTER PROVISIONS. (a) The Certificates of Incorporation and By-laws of each Parent and of the Subsidiaries with respect to indemnification and limitations on liability of officers and directors may not be amended insofar as they relate to Cole without his consent (which will not be unreasonably withheld).

                  (b) During the Term and for a period of five years following the termination of Cole's employment with the Subsidiaries (other than termination for cause), Parent will not change its corporate name without the consent of Cole. This Section 12(b) will not apply if Cole has been terminated "for cause" or following a change of control. The Parent acknowledges and agrees that the remedy at law to Cole from a breach by the Parent of this provision will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, the Parent acknowledges and agrees that upon Parents' violation of this provision, (i) Cole will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach without the necessity of proof of actual damage and in addition, (ii) Cole will be released from further obligations under Section 8. Nothing in this Agreement will be deemed to limit the remedies of Cole at law or in equity for any breach by Parent of any of the obligations in this provision that may be pursued or availed of by Cole.

                  13. CHOICE OF LAW. This Agreement was entered into, and the negotiations proceeding this Agreement were conducted in Cleveland, Ohio, and this Agreement is intended to be performed within the State of Ohio, which is the principal residence of Cole. Accordingly, the validity and interpretation of this Agreement will be determined in accordance with the internal laws of the State of Ohio.

                  14. NOTICES. Any notices required or permitted to the given under this Agreement is to be in writing and either given by personal delivery or deemed to be delivered three (3) days after deposit, postage pre-paid, in the U.S. certified or registered mail, return receipt requested, addressed as follows:

                  If to the Subsidiaries:            Cole National Corporation
                                                     5915 Landerbrook Drive
                                                     Mayfield Hts., Ohio 44124
                                                     Attention:  General Counsel

                  If to Cole:                        Jeffrey A. Cole
                                                     5200 Three Village Drive
                                                     Lyndhurst, Ohio 44124
or at such other address as is specified in written notice given in the manner required in this Agreement.

                  15. WAIVER OF BREACH. The waiver by either the Subsidiaries or Cole of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by either party.

                  16. BINDING EFFECT. This Agreement will be binding upon and shall inure to the benefit of both Cole and the Subsidiaries and their respective successors, heirs and legal representatives, but neither this Agreement nor any rights under this Agreement may be assigned by Cole or the Subsidiaries without the written consent of the other.

                  17. SEVERABILITY. If any portion of this Agreement is invalid or illegal, such invalidity or illegality will not render this Agreement invalid or illegal as a whole but the invalid or illegal portions are to be stricken herefrom and the remainder of this Agreement will be binding on the parties and their successors and assigns as if such invalid or illegal provisions were never included in this Agreement from the first instance.

                  18. AMENDMENTS. No amendment or variation of the terms of this Agreement will be valid unless the same are in writing signed by all parties.

                  19. SECTION REFERENCES. Unless otherwise specified, all references in this Agreement to section will be construed to refer to sections of this Agreement.

                  20. SETOFF. The obligations to pay Cole following termination of his employment may be setoff at the Parent's election by the amount of any payments then owing to the Parent or any of its subsidiaries pursuant to loans then outstanding from the Parent or any of its subsidiaries, but only to the extent, and when and as, such payments become due in accordance with the terms of such loans (including by any acceleration events). Cole may, from time to time, elect to not make any payment under such loans when due by notifying the lender in advance of the due date for such loan payment of his election to forego a payment then due to him under this Agreement in the amount of such loan payment.

                  This Employment Agreement has been executed by the parties on the date and year first above written.

                                            COLE NATIONAL CORPORATION

                                            By:   /s/ Leslie D. Dunn
                                               --------------------------------
                                               Title: Sr. Vice President

                                            COLE NATIONAL GROUP, INC.

                                            By:  /s/ Leslie D. Dunn
                                               --------------------------------
                                               Title: Sr. Vice President

                                            PEARLE, INC.

                                            By: /s/ Leslie D. Dunn
                                               --------------------------------
                                               Title: Sr. Vice President

                                            COLE VISION CORPORATION

                                            By: /s/ Leslie D. Dunn
                                               --------------------------------
                                               Title: Sr. Vice President

                                            THINGS REMEMBERED, INC.

                                            By: /s/ Leslie D. Dunn
                                               --------------------------------
                                               Title: Sr. Vice President

                                            /s/ Jeffrey A. Cole
                                            -----------------------------------
                                               Jeffrey A. Cole